Delaware Group Foundation Funds
N SAR

Exhibit List


Exhibit		Reference

77.C	Matters submitted to a vote
of security holders incorporated by reference to Definitive Revised Proxy Soliciting
Materials filed on Form DEF14A with the
SEC on July 9, 2008 (SEC Accession No.
0001206774-08-001252).

77.D	Policies with respect to
security investments incorporated by
reference to Post Effective Amendment No.
26 to the registrants Registration Statement
Under The Securities Act of 1933 and Post
Effective Amendment No. 26 to the
registrants Registration Statement Under
The Investment Company Act of 1940, filed on July 22, 2008 (SEC Accession No.
0001421877-08-000201).

644889-1 644889-1